Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT AGREEMENT

SECOND AMENDMENT AGREEMENT dated as of April 5, 2019 (this “Amendment”) by and among Fidelity National Information Services, Inc., a Georgia corporation (the “Company”), the Lenders (as defined below) party hereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), which amends that certain Seventh Amended and Restated Credit Agreement dated as of September 21, 2018 (as amended by that certain Amendment Agreement dated as of March 29, 2019 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; the Credit Agreement, as amended by this Amendment, being referred to as the “Amended Credit Agreement”) among the Company, certain subsidiaries of the Company from time to time party thereto, the lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and Bank of America, N.A., Citibank, N.A., MUFG Bank, Ltd., U.S. Bank National Association, Wells Fargo Bank, National Association and Barclays Bank PLC, as Swing Line Lenders and L/C Issuers.

RECITALS:

The Company has advised the Lenders that the Company wishes to amend the Credit Agreement in the manner described herein.

Therefore, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement or the Amended Credit Agreement, as the context may require.

SECTION 2. Amendment of the Credit Agreement. Effective as of the Second Amendment Effective Date (as defined below), the Credit Agreement is, subject to the satisfaction of the conditions precedent set forth in Section 4, hereby amended as follows:

(a) Section 1.01 of the Credit Agreement shall be amended by adding the following definitions in appropriate alphabetical order:

“Acquisition Debt” means any Indebtedness of the Borrower that has been issued or incurred for the purpose of financing, in whole or in part, any Specified Qualified Acquisition and any related transactions or series of related transactions in respect of any Specified Qualified Acquisition (including for the purpose of refinancing or replacing all or a portion of any pre-existing Indebtedness of the Person(s) or assets to be acquired).

“Second Amendment Agreement” means the Second Amendment Agreement to this Agreement dated as of April 5, 2019 among the Company, the Lenders party thereto and the Administrative Agent.

(b) The definition of “Leverage Ratio” set forth in Section 1.01 of the Credit Agreement shall be amended by (x) replacing “.” at the end thereof with “;” and adding the following at the end thereof:

“provided, further that, in connection with any Specified Qualified Acquisition, at any time after the date a definitive agreement for such Specified Qualified

Acquisition shall have been executed (or, in the case of a Specified Qualified Acquisition in the form of a tender offer or similar transaction, after the offer shall have been launched) and prior to the consummation of such Specified Qualified Acquisition (or termination of the definitive documentation in respect thereof), any Acquisition Debt (and the proceeds of such Acquisition Debt) in respect of such Specified Qualified Acquisition shall be excluded from the definition of Leverage Ratio provided that (x) the definitive documentation relating to such Acquisition Debt shall contain “special mandatory redemption” or escrow provisions (or other similar provisions) or otherwise require such indebtedness to be redeemed or prepaid (whether at a premium or otherwise) if such Specified Qualified Acquisition is not consummated by a date specified in such definitive documentation and (y) if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such Specified Qualified Acquisition is terminated in accordance with its terms prior to the consummation of such Specified Qualified Acquisition or such Specified Qualified Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Acquisition Debt, such Acquisition Debt is so redeemed or prepaid by the date that it is required to be redeemed or prepaid in such circumstances pursuant to the terms of such Acquisition Debt.”

(c) The definition of “Loan Documents” set forth in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety as follows:

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Fee Letters, (d) each Letter of Credit Application, (e) each Designated Borrower Request and Assumption Agreement, (f) each Commitment Increase and Joinder Agreement, (g) the Seventh Amendment and Restatement Agreement, (h) the Amendment Agreement and (i) the Second Amendment Agreement.

SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Company represents and warrants to each other party hereto that as of the Second Amendment Effective Date:

(a) The execution, delivery and performance by the Company of this Amendment are (i) within the Company’s corporate or other powers, (ii) have been duly authorized by all necessary corporate, shareholder or other organizational action, and (iii) do not and will not (A) contravene the terms of any of the Company’s Organization Documents, (B) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment to be made under (1) any Contractual Obligation to which the Company is a party or affecting the Company or the properties of the Company or any of its Subsidiaries or (2) any order, injunction, writ or decree, of or with any Governmental Authority or any arbitral award to which the Company or its property is subject, or (C) violate, in any material respect, any Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (B) to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

(b) This Amendment has been duly executed and delivered by the Company. This Amendment and the Amended Credit Agreement constitute, in each case, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.

(c) The representations and warranties of each Loan Party set forth in Article 5 of the Credit Agreement that are qualified by materiality are true and correct, and the representations and warranties that are not so qualified are true and correct in all material respects, in each case on and as of the Second Amendment Effective Date (other than with respect to any representation and warranty that expressly relates to an earlier date, in which case such representation and warranty is true and correct in all material respects (or, if qualified by materiality, in all respects) as of such earlier date).

(d) Immediately before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 4. Second Amendment Effective Date. This Amendment and the amendments to the Credit Agreement set forth in Section 2 above shall become effective as of the date hereof (such date, the “Second Amendment Effective Date”); provided that (i) the Administrative Agent shall have received duly executed counterparts hereof that, when taken together, bear the signatures of the Administrative Agent, the Company and the Required Lenders and (ii) the Company shall have paid all fees, expenses and other amounts due to the Administrative Agent pursuant to Section 8 hereof.

The Administrative Agent shall notify the Company and the Lenders of the Second Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 5. [Reserved].

SECTION 6. Effect of Amendment. (a) Except as expressly set forth herein or in the Amended Credit Agreement, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement, the Amended Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, the Amended Credit Agreement or any other Loan Document in similar or different circumstances.

(b) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the “Credit Agreement” in any other Loan Document shall be deemed a reference to the Amended Credit Agreement. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement, the Amended Credit Agreement and the other Loan Documents.

SECTION 7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 8. Costs and Expenses. The Company agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

SECTION 9. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic imaging means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 10. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.

SECTION 11. Severability. If any provision of this Amendment or any other Loan Document is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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FIDELITY NATIONAL INFORMATION SERVICES, INC.

By:	/s/ Virginia Daughtrey
Name: Virginia Daughtrey
Title: SVP of Finance and Treasurer

[Signature Page to Second Amendment Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender, Administrative Agent, Swing Line Lender and L/C Issuer

By:	/s/ Peter B. Thauer
Name: Peter B. Thauer
Title: Managing Director

BARCLAYS BANK PLC, as a Lender, Swing Line Lender and L/C Issuer

By:	/s/ Craig J. Malloy
Name: Craig J. Malloy
Title: Director

[LENDERS]

By:	[on file with the Administrative Agent]
Name:
Title:

[Signature Page to Second Amendment Agreement]